EXHIBIT 3.1

[STAMPS]

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
PETOSEED CO., INC.

     DIETRICH SCHMIDT and JAMES M. LARKIN certify that:

     1.     They are the president and secretary, respectively, of PETOSEED CO., INC., a California corporation.

     2.     Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

          “FIRST: The name of the corporation is:

          “SEMINIS VEGETABLE SEEDS, INC.”

     3.     The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4.     The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 23,607. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: May 15, 1996	/s/ Dietrich Schmidt

DIETRICH SCHMIDT, President

DATED: May 20, 1996	/s/ James N. Larkin

JAMES N. LARKIN, Secretary

[SEAL]

[STAMPS]

CERTIFICATE OF AMENDMENT
OF

ARTICLES OF INCORPORATION
OF
PETOSEED CO., INC.

     DIETRICH SCHMIDT and JAMES M. LARKIN certify that:

     1.     They are the president and secretary, respectively, of PETOSEED CO., INC., a California corporation.

     2.     Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

          “FIRST: The name of the corporation is:

          “SEMINIS VEGETABLE SEEDS, INC.”

     3.     The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4.     The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 23,607. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: May 15, 1996	/s/ Dietrich Schmidt

DIETRICH SCHMIDT, President

DATED: May 20, 1996	/s/ James N. Larkin

JAMES N. LARKIN, Secretary

[STAMP]

ARTICLES OF INCORPORATION

OF

PETO SEED COMPANY, INCORPORATED

          FIRST: The name of the corporation is:

PETO SEED COMPANY, INCORPORATED

          SECOND: The corporation’s purposes are:

          (a) Primarily to engage in farming enterprises.

          (b) To specialize in growing tomatoes and other vegetables for marketing seed and to process and sell vegetable seeds and other vegetable products.

          (c) To carry on any business whatsoever which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interest of this corporation, or to enhance the value of its property or business.

          (d) To borrow money; to lend money; to own real property; to own personal property; to deal in real property; to deal in personal property; to have and to exercise all the powers conferred by the laws of the State of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be enacted or amended.

          The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.

          THIRD: The County in the State of California where the principal office for the transaction of the business of the corporation is located in the County of Venture.

          FOURTH:

          a. The number of directors of the corporation is three.

          b. The names and addresses of the persons who are appointed to act as first directors are:

1.     Howard B. Peto, 6519 Foothill Road, Ventura, California

2.     Dorothy A. Peto, 6519 Foothill Road, Ventura, California

3.     George E. Sandall,; 4742 Suffolk, Ventura, California

          FIFTH: The total number of shares which the corporation is authorized to issue is 30,000.

          The aggregate par value of said shares is $300,000, and the par value of each shares is $10.00.

          No distinction shall exist between the shares of the corporation or the holders thereof.

          IN WITNESS WHEREOF, the undersigned and above-named incorporators and first directors of this corporation have executed these articles of incorporation, on May 24, 1962.

/s/ Howard B. Peto

/s/ Dorothy A. Peto

/s/ George E. Sandall

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF VENTURA	)

          On May 24, 1962, before me, a Notary Public in and for said County and State, personally appeared HOWARD B. PETO, DOROTHY A. PETO AND GEORGE B. SANDALL, known to me to be the persons whose names are subscribed to the foregoing articles of incorporation, and acknowledged to me that they executed the same.

          IN WITNESS my hand and official seal.

[SIGNATURE]

[SIGNATURE]

Notary Public in and-for said County and State

My commission expires: November 5, 1965

NAME CHANGE TO: PETOSEED CO., INC.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

PETO SEED COMPANY, INCORPORATED

A California Corporation

          TROELS UDSEN and PAUL ALLEN hereby certify as follows:

          1. That they are the President and Secretary, respectively, of PETO SEED COMPANY, INCORPORATED; a California corporation.

          2. That at a meeting of the Board of Directors of said corporation, duly held at Saticoy, California, on December 3, 1974, the following resolution was adopted:

RESOLVED that article FIRST of the Articles of Incorporation of this corporation be amended to read as follows:

“The name of the corporation is: PETOSEED CO., INC.”

          3. That the shareholders have adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholders written consent, is the same as that set forth in the directors resolution in paragraph 2 above.

          4. That the number of shares represented by written consent is Twenty Three Thousand Six Hundred and Seventy (23,670). The total number of shares entitled to vote on or consent to the amendment is Twenty Three Thousand Six Hundred and Seventy (23,670).

/s/ Troels Udsen

TROELS UDSEN
“President”

/s/ Paul Allen

PAUL ALLEN
“Secretary”

          Each of the undersigned hereby declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

          Executed at Saticoy, California, on December 3, 1974.

/s/ Troels Udsen

TROELS UDSEN

/s/ Paul Allen

PAUL ALLEN